Press Contact: Jim Hasty VP, Marketing & Sales Administration (765) 771-5487	Investor Relations: (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces

Second Quarter Results

LAFAYETTE, Ind. – August 5, 2009 – Wabash National Corporation (NYSE: WNC) reported a net loss of $17.9 million, or $0.59 per diluted share, for the second quarter of 2009 on net sales of $86 million. For the same quarter last year, the Company reported a net loss of $3.2 million, or $0.11 per diluted share. Second quarter new trailer sales totaled 3,200 units, which represents a 60% decline from the prior year period.

Dick Giromini, President and Chief Executive Officer, stated, “Following the quarter end, as previously announced, we completed the steps to strengthen our balance sheet and liquidity position, which provides us with additional financial flexibility to navigate the current environment. In addition, we reported a significantly reduced operating loss this quarter as compared to the prior two quarters despite the continuing depressed level of trailer demand, reflecting the flow through benefit of our cost reduction efforts. While we will continue to prudently manage the business in the near term, we remain committed to our long-term transformation initiatives and are now well-positioned for profitable growth as the economy recovers.”

Sequential Improvement in Operating Results
Operating results for the 2009 second quarter were substantially improved compared to the results for the prior two quarters in spite of continued depressed demand for new trailers.  Operating losses amounted to $16.7 million, $27.3 million and $87.2 million (including a goodwill impairment charge of $66.3 million) for the quarters ended June 30, 2009, March 31, 2009 and December 31, 2008, respectively.  Contributors to this improvement include:
• reductions in raw material and component costs, excluding the impact of unfavorable aluminum contracts,
• cost reduction initiatives that include base pay reductions for all associates as well as salaried headcount reductions of approximately 130 associates, and
• substantial reductions in the manufacturing footprint through completion of the Lafayette Transformation project.

Securities Purchase Agreement and Amended Revolving Credit Facility
On August 3, 2009, the Company announced that Trailer Investments, LLC, an entity formed for this purpose by Lincolnshire Equity Fund III, L.P., a private equity investment fund managed by Lincolnshire Management, Inc., had invested $35 million in the Company. For its investment Trailer Investments received preferred stock and a warrant that is immediately exercisable at $0.01 per share for 24,762,636 newly issued shares of common stock representing 44.21% of the issued and outstanding common stock of the Company. Wabash National received cash, net of fees and expenses paid, of $33 million and will use the proceeds to reduce borrowings and for general corporate purposes.

Concurrently, the Company entered into an Amended and Restated Loan and Security Agreement, which amends and restates the Company’s current revolving credit facility. The revolving credit facility, as amended, provides for borrowings of up to $100 million, subject to a borrowing base and applicable reserves. Additionally, the lenders have agreed to waive specified defaults previously incurred by the Company.  As a result of the Securities Purchase Agreement and the Amended Revolving Credit Facility, the Company’s liquidity, define as cash on hand and available borrowing capacity, on August 3, 2009, the date of closing, was approximately $42 million.

Second Quarter 2009 Conference Call
Wabash National Corporation will conduct a conference call to review and discuss its second quarter results on August 6, 2009, at 10:00 a.m. EDT.  The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through October 29, 2009.

About Wabash National Corporation
Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightProTM, Eagle®, and BensonTM brand names. The company operates two wholly owned subsidiaries: Transcraft® Corporation, a manufacturer of flatbed, drop deck. dump trailers and truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.

Safe Harbor Statement
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, the sufficiency of the Company’s capital structure, the needs of the Company in the future and whether profitability can be achieved. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the current contraction in demand for transportation equipment associated with current economic conditions, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, uncertainty in the outcome of our discussions with lenders, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

NET SALES	$86,206	$201,484	$164,143	$362,545
COST OF SALES	91,437	190,711	184,850	345,867
Gross profit	(5,231)	10,773	(20,707)	16,678
GENERAL AND ADMINISTRATIVE EXPENSES	8,515	10,457	17,173	21,956
SELLING EXPENSES	2,918	3,326	6,103	6,769
Loss from operations	(16,664)	(3,010)	(43,983)	(12,047)
OTHER INCOME (EXPENSE)
Interest expense	(1,306)	(1,021)	(2,311)	(2,195)
Gain on debt extinguishment	-	27	-	151
Other, net	34	(209)	89	(202)
Loss before income taxes	(17,936)	(4,213)	(46,205)	(14,293)
INCOME TAX (BENEFIT) EXPENSE	(1)	(1,010)	14	(4,703)
NET LOSS	$(17,935)	$(3,203)	$(46,219)	$(9,590)
COMMON STOCK DIVIDENDS DECLARED	$-	$0.045	$-	$0.090
BASIC NET LOSS PER SHARE	$(0.59)	$(0.11)	$(1.53)	$(0.32)
DILUTED NET LOSS PER SHARE	$(0.59)	$(0.11)	$(1.53)	$(0.32)
COMPREHENSIVE LOSS
Net loss	$(17,935)	$(3,203)	$(46,219)	$(9,590)
Reclassification adjustment for interest rate
swaps included in net income	231	-	231	-
Changes in fair value of derivatives (net of tax)	-	-	118	-
NET COMPREHENSIVE LOSS	$(17,704)	$(3,203)	$(45,870)	$(9,590)

		Retail &
Three months ended June 30,	Manufacturing	Distribution	Eliminations	Total
2009
Net sales	$70,887	$18,199	$(2,880)	$86,206
(Loss) Income from operations	$(15,440)	$(1,308)	$84	$(16,664)
New trailers shipped	3,100	200	(100)	3,200

2008
Net sales	$176,118	$40,829	$(15,463)	$201,484
(Loss) Income from operations	$(2,910)	$(383)	$283	$(3,010)
New trailers shipped	7,900	800	(700)	8,000

Six months ended June 30,
2009
Net sales	$131,525	$38,882	$(6,264)	$164,143
(Loss) Income from operations	$(39,829)	$(4,289)	$135	$(43,983)
New trailers shipped	5,800	300	(200)	5,900

2008
Net sales	$318,381	$69,214	$(25,050)	$362,545
(Loss) Income from operations	$(11,392)	$(1,386)	$731	$(12,047)
New trailers shipped	14,300	1,200	(1,200)	14,300

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Basic net loss per share
Net loss applicable to common stockholders	$(17,935)	$(3,203)	$(46,219)	$(9,590)
Dividends paid on unvested restricted shares	-	(36)	-	(66)
Net loss applicable to common stockholders excluding
amounts applicable to unvested restricted shares	$(17,935)	$(3,239)	$(46,219)	$(9,656)

Weighted average common shares outstanding	30,198	29,927	30,127	29,903
Basic net loss per share	$(0.59)	$(0.11)	$(1.53)	$(0.32)

Diluted net loss per share
Net loss applicable to common stockholders	$(17,935)	$(3,203)	$(46,219)	$(9,590)
After-tax equivalent of interest on convertible notes	-	-	-	-
Diluted net loss applicable to common stockholders	$(17,935)	$(3,203)	$(46,219)	$(9,590)

Weighted average common shares outstanding	30,198	29,927	30,127	29,903
Dilutive stock options/shares	-	-	-	-
Convertible notes equivalent shares	-	-	-	-
Diluted weighted average common shares outstanding	30,198	29,927	30,127	29,903
Diluted net loss per share	$(0.59)	$(0.11)	$(1.53)	$(0.32)

Average diluted shares outstanding for the three and six month periods ending June 30, 2008 exclude the antidilutive effects of the Company’s Senior Convertible Notes (Convertible Notes) due August 1, 2008.  For the three and six month periods ending June 30, 2008, the after-tax equivalent of interest on Convertible Notes was $0.2 million and $0.7 million, respectively, and the Convertible Notes equivalent shares were 1.6 million and 3.2 million, respectively.  Diluted shares outstanding for the three and six month periods ending June 30, 2009 and 2008 exclude the antidilutive effects of potentially dilutive stock options and restricted stock totaling less than 0.1 million shares of common stock in both 2009 periods and 0.1 million shares of common stock in the 2008 periods.

For the three month periods ending June 30, 2009 and 2008, the computation of diluted earnings per share excludes options to purchase 2.2 million and 1.5 million shares of common stock, respectively, because the impact of these shares would have been antidilutive.  For the six month periods ending June 30, 2009 and 2008, the computation of diluted earnings per share excludes options to purchase 2.2 million and 1.7 million shares of common stock, respectively, because the impact of these shares would have been antidilutive.

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,737	$29,766
Accounts receivable, net	17,994	37,925
Inventories	67,720	92,896
Prepaid expenses and other	3,670	5,307
Total current assets	96,121	165,894

PROPERTY, PLANT AND EQUIPMENT, net	115,789	122,035

INTANGIBLE ASSETS	27,509	29,089

OTHER ASSETS	13,699	14,956
	$253,118	$331,974

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$-	$80,008
Current portion of capital lease obligation	337	337
Accounts payable	33,744	42,798
Other accrued liabilities	38,613	45,449
Total current liabilities	72,694	168,592

LONG-TERM DEBT	62,331	-

CAPITAL LEASE OBLIGATION	4,637	4,803

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	3,508	5,142

STOCKHOLDERS' EQUITY	109,948	153,437
	$253,118	$331,974

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(46,219)	$(9,590)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	9,600	10,381
Net (gain) loss on the sale of assets	(7)	315
Gain on debt extinguishment	-	(151)
Deferred income taxes	-	(4,484)
Excess tax benefits from stock-based compensation	-	(5)
Stock-based compensation	2,138	2,170
Changes in operating assets and liabilities
Accounts receivable	19,931	19,743
Inventories	25,176	(20,139)
Prepaid expenses and other	1,637	1,452
Accounts payable and accrued liabilities	(16,373)	17,005
Other, net	135	(61)
Net cash (used in) provided by operating activities	(3,982)	16,636

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(628)	(3,746)
Proceeds from the sale of property, plant and equipment	7	47
Net cash used in investing activities	(621)	(3,699)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	-	81
Excess tax benefits from stock-based compensation	-	5
Borrowings under revolving credit facilities	86,118	82,184
Payments under revolving credit facilities	(103,795)	(28,184)
Payments under long-term debt obligations	-	(77,726)
Principal payments under capital lease obligation	(166)	-
Debt issuance costs paid	(583)	-
Common stock dividends paid	-	(2,744)
Net cash used in financing activities	(18,426)	(26,384)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(23,029)	(13,447)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,766	41,224
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,737	$27,777